EXHIBIT 10.23
DIASYS CORPORATION

2004 STOCK OPTION AND AWARD PLAN
1	PURPOSE.

                       This 2004 Stock Option and Award Plan (the "Plan") of DiaSys Corporation, a Delaware corporation (the "Corporation"), is intended to provide incentives: (a) to the officers and other key employees of the Corporation and any present or future subsidiaries of the Corporation (collectively, "Related Corporations") by providing them with opportunities to purchase stock in the Corporation pursuant to options granted hereunder which qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); (b) to directors, officers, employees and consultants of the Corporation and Related Corporations by providing them with opportunities to purchase stock in the Corporation pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Options"); and (c) to directors, officers, employees and consultants of the Corporation and Related Corporations by providing them with awards of stock in the Corporation ("Awards"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options". As used herein, the terms "parent" and "subsidiary" mean "Parent Corporation" and "Subsidiary Corporation" respectively, as those terms are defined in Section 424 of the Code.

2.	ADMINISTRATION OF THE PLAN.

                       (a) Board or Committee Administration. The Plan shall be administered by the Board of Directors of the Corporation (the "Board") or by a Committee appointed by the Board (the "Committee"). Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to the terms of the Plan, the Committee shall have the authority: (i) to determine the employees of the Corporation and Related Corporations (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted, (ii) to determine the persons (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards) to whom Non-Qualified Options and Awards may be granted; (iii) to determine the time or times at which Options or Awards may be granted; (iv) to determine the option price of shares subject to each Option, which price shall not be less than the minimum price specified in paragraph 6; (v) to determine whether each Option granted shall be an ISO or a Non-Qualified Option; (vi) to determine (subject to Paragraph 7) the time or times when each Option shall vest or otherwise be exercisable and the duration of the exercise period; (vii) to determine whether restrictions such as repurchase options are to be imposed on shares subject to Options and Awards and the nature of such restrictions, if any; and (viii) to interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary under Section 422 of the Code and the regulations promulgated thereunder to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Option or Award granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it shall determine in the exercise of discretion. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option or Award granted under it.

                       (b) Committee Action. The Committee may select one of its members as its chairman and shall hold meetings at such time and places as it may determine. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

                       (c) Grant of Options or Awards to Board Members. Options or Awards may be granted to members of the Board consistent with the provisions of the first sentence of Paragraph 2(a) above, if applicable. All grants of Options or Awards to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who are either (i) eligible for Options or Awards pursuant to the Plan or (ii) have been granted Options or Awards may vote on any matters affecting the administration of the Plan or the grant of any Options or Awards pursuant to the Plan, except that no such member shall act upon the granting to himself of Options or Awards, but any such member may be counted (a) in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to him of Options or Awards or (b) for purposes of unanimity if such action is taken by written consent of the Board of Directors.

3.	ELIGIBLE EMPLOYEES AND OTHERS.

                       ISOs may be granted to any employee of the Corporation or any Related Corporation. Those officers and directors of the Corporation who are not employees may not be granted ISOs under the Plan. Non-Qualified Options and Awards may be granted to any director (whether or not an employee), officer, employee or consultant of the Corporation or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO, a Non-Qualified Option or an Award. The granting of any Option or Award to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Options or Awards.

4.	STOCK.

                       The stock subject to Options and Awards shall be authorized but unissued shares of the Corporation's Common Stock, $.01 par value (the "Common Stock"), or shares of Common Stock reacquired by the Corporation in any manner. The aggregate number of shares which may be issued pursuant to the Plan is Two Million Five Hundred Thousand (2,500,000) shares, subject to adjustment as provided in paragraph 13. Any such shares may be issued as ISOs, Non-Qualified Options or Awards, so long as the number of shares so issued does not exceed such number, as adjusted or amended from time to time by a vote of the Board of Directors and stockholders, or otherwise pursuant to paragraph 13. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Corporation shall reacquire any unvested shares issued pursuant to Awards or Purchases, the unpurchased shares subject to such Options and any unvested shares so reacquired by the Corporation shall again be available for grants of Options or Awards under the Plan.

5.	GRANTING OF OPTIONS OR AWARDS.

                       Options or Awards may be granted under the Plan at any time after January 1, 2004 and prior to January 1, 2014. The date of grant of an Option or Award under the Plan will be the date specified by the Committee at the time it grants the Options or Awards; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to paragraph 17.

6.	MINIMUM OPTION PRICE; ISO LIMITATIONS.

                       (a) Price for Non-Qualified Options. The exercise price per share specified in the agreement relating to each Non-Qualified Option granted under the Plan shall in no event be less than the lesser of (i) the book value per share of Common Stock as of the end of the fiscal year of the Corporation immediately preceding the date of such grant, or (ii) the fair market value per share of Common Stock on the date of such grant.

                       (b) Price for ISOs. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant.

                       (c) $100,000 Annual Limitation on ISOs. Each eligible employee may be granted ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Corporation and any Related Corporation, such ISOs do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase more than $100,000 in fair market value (determined at the time the ISOs were granted) of Common Stock in that year. Any options granted to an employee in excess of such amount will be granted as Non-Qualified Options.

                       (d) Determination of Fair Market Value. If, at the time an Option is granted under the Plan, the Corporation's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

7.	OPTION DURATION.

                       Subject to earlier termination as provided in paragraphs 9 and 10, each Option shall expire on the date specified by the Committee, but not more than (i) ten years and one day from the date of grant in the case of Non-Qualified Options, (ii) ten years from the date of grant in the case of ISOs generally, and (iii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Related Corporation. Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 17.

8.	EXERCISE OF OPTION.

                       Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

                       (a) Full Vesting or Partial Vesting. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

                       (b) Full Vesting of Installments. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

                       (c) Partial Exercise. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

                       (d) Acceleration of Vesting. The Committee shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Committee shall not accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph (6), if such acceleration would violate the annual vesting limitation in Section 422(d) of the Code, as described in paragraph 6(c). In addition, each outstanding Option, stock award and share of restricted stock shall become one hundred percent (100%) vested, and for Options, immediately exercisable, and for stock awards, immediately issuable and distributable, upon the happening of any of the following events: (i) the sale of fifty percent (50%) or more of the assets of the Corporation; (ii) the acquisition by any person or group during any six-month period of shares constituting more than forty percent (40%) of the outstanding Common Stock; or (iii) a merger or consolidation with another corporation or business entity in which the Corporation shall not be the surviving corporation.

9.	TERMINATION OF EMPLOYMENT.

                       If an ISO optionee ceases to be employed by the Corporation and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of thirty (30) days from the date of termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 17. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed ninety (90) days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Corporation or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Corporation and Related Corporations, so long as the optionee continues to be an employee of the Corporation or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Option or Award the right to be retained in employment or other service by the Corporation or any Related Corporation for any period of time.

10.	DEATH; DISABILITY.

                       (a) Death. If an ISO optionee ceases to be employed by the Corporation and all Related Corporations by reason of his death, any ISO of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the ISO or one hundred eighty (180) days from the date of the optionee's death.

                       (b) Disability. If an ISO optionee ceases to be employed by the Corporation and all Related Corporations by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the ISO or 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or successor statute.

11.	ASSIGNABILITY.

                       No Option shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution, and during the lifetime of the grantee each Option shall be exercisable only by him.

12.	TERMS AND CONDITIONS OF OPTIONS.

                       Options shall be evidenced by stock option agreements or other instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including delayed vesting and restrictions applicable to shares of Common Stock issuable upon exercise of Options. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Corporation to execute and deliver such instrument. The proper officers of the Corporation are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

13.	ADJUSTMENTS.

                       Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Corporation relating to such Option:

                       (a) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Corporation shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options or Awards shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

                       (b) Acquisition. If the Corporation is to be consolidated with or acquired by another entity in a merger, transfer of a majority of the outstanding shares of capital stock, sale of all or substantially all of the Corporation's assets, or otherwise (an "Acquisition"), the Board of Directors, the Committee or the board of directors of any entity assuming the obligations of the Corporation hereunder (the "Successor Board"), shall, as to outstanding Options or Awards, take one or more of the following actions: (i) make appropriate provision for the continuation of such Options or Awards by substituting on an equitable basis for the shares then subject to such Options or Awards the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or (ii) make appropriate provision for the continuation of such Options or Awards by substituting on an equitable basis for the shares then subject to such Options or Awards any equity securities of the successor corporation; or (iii) upon written notice to the holders of the Options or Awards, provide that all Options or Awards must be exercised, to the extent then exercisable, within a specified number of days following the date of such notice, at the end of which period the Options or Awards shall terminate; or (iv) terminate all Options or Awards in exchange for a cash payment or other consideration deemed by the

                       Committee, the Board of Directors or the Successor Board to have a value equal to the excess of the fair market value of the shares subject to such Stock rights (to the extent then exercisable) over the exercise price thereof; or (v) accelerate the date of exercise of such Options or Awards or of any installment of any such Options or Awards; or (vi) terminate all Options or Awards in exchange for the right to participate in any stock option or other employee benefit plan of any successor corporation.

                       (c) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Corporation (other than a transaction described in subparagraph b above) pursuant to which securities of the Corporation or of another corporation are issued with respect to the outstanding shares of Common Stock, upon exercising a Option or Award, the holder thereof shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Option or Award prior to such recapitalization or reorganization.

                       (d) Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs a, b or c with respect to ISOs shall be made only after the Committee, after consulting with legal counsel for the Corporation, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

                       (e) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Corporation, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

                       (f) Issuances of Securities. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Corporation.

                       (g) Fractional Shares. No fractional shares shall be issued under the Plan and the optionee shall receive from the Corporation cash in lieu of such fractional shares.

                       (h) Adjustments. Upon the happening of any of the foregoing events described in subparagraphs a, b or c above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Options or Awards which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

                       If any person or entity owning restricted Common Stock obtained by exercise of a Option or Award made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs a, b or c above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

14.	MEANS OF EXERCISING OPTIONS.

                       An Option (or any part or installment thereof) shall be exercised by giving written notice to the Corporation at its principal office address. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price Therefor either: (a) in United States dollars in cash or by check; (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option; (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code; (d) at the discretion of the Committee, by any combination of (a), (b) and (c) above; or (e) by a "cashless exercise", in which event the holder shall receive from the Corporation the number of shares equal to (i) the number of shares as to which such option is being exercised minus (ii) the number of shares having an aggregate value (determined by reference to the Market Value of shares of Common Stock on the business day immediately prior to the date of such exercise), equal to the product of (x) the purchase price times (y) the number of shares as to which such option is being exercised. As used herein, the term "Market Value" shall mean the closing price of the Company's Common Stock on the American Stock Exchange (or such other market on which the Company's shares may hereafter be traded). If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), or (d) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a stockholder with respect to the shares covered by his Option until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

15.	STOCK AWARDS.

                       The Committee may also award shares of Common Stock, either on a restricted or unrestricted basis, without payment of any consideration, on such terms as it my determine from time to time. All stock awards shall be evidenced by written agreements specifying the terms and conditions thereof and any restrictions or vesting condition pertaining thereto. With respect to buy restricted stock awards, the certificates evidencing such shares shall bear a legend evidencing such restriction and the Corporation shall maintain possession of such certificates until all conditions to the full vesting thereof shall have been met.

16.	TERM AND AMENDMENT OF PLAN.

                       This Plan was adopted by the Board on February 13, 2004 and approved by the stockholders of the Corporation at the annual meeting thereof held on August 17, 2004. The Plan shall expire on February 13, 2014 (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Options or Awards may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of paragraph 6(b) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); and (d) the expiration date of the Plan may not be extended. Except as otherwise provided in this paragraph 16, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without his consent, under any Option or Award previously granted to him.

17.	CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

                       The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Corporation or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversation shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

18.	APPLICATION OF FUNDS.

                       The proceeds received by the Corporation from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

19.	GOVERNMENTAL REGULATION.

                       The Corporation's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

20.	WITHHOLDING OF ADDITIONAL INCOME TAXES.

                       The exercise of Options or the granting or vesting of stock awards under this Plan may require the optionee or Award recipient to pay additional withholding taxes in respect of the amount that is considered compensation includible in such person's gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the grant of an Award, or (iii) the vesting of restricted Common Stock acquired by exercising an Option or Award, on the grantee's payment of such additional withholding taxes.

21.	NOTICE TO CORPORATION OF DISQUALIFYING DISPOSITION.

                       Each employee who receives an ISO must agree to notify the Corporation in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of (a) two years after the date the employee was granted the ISO, or (b) one year after the date the employee acquired Common Stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

22.	GOVERNING LAW; CONSTRUCTION.

                       The validity and construction of the Plan and the instruments evidencing Options or Awards shall be governed by the laws of Delaware or the laws of any jurisdiction in which the Corporation or its successors in interest may be organized from time to time. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

23.	SECURITIES LAWS.

                       It is anticipated that Options and Awards granted pursuant to this Plan, and shares issuable upon exercise of Options, will not be registered under the Securities Act of 1933, as amended, or any state "blue sky" or securities laws. The Board or the Committee, as the case may be, in their discretion, may (i) require of recipients of Options, Awards, or shares issuable upon exercise of Options that such recipients make representations regarding investment intent; (ii) require such recipients to acknowledge restrictions on resales or transfer of their Options or shares; (iii) place appropriate legends on option agreements and share certificates to reflect such restrictions; or (iv) take all such further action as they may deem necessary to insure compliance with Federal and state securities laws. No Option issued hereunder shall be exercisable if the exercise thereof would violate the Securities Act of 1933, as amended, or any state securities or "blue sky" laws.

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